Exhibit 99.1
Riverbed Technology Reports Record Fourth Quarter and 2012 Revenue
Annual revenue grows 15%

SAN FRANCISCO-February 7, 2013-Riverbed Technology, Inc. (NASDAQ:RVBD), the performance company, today reported record revenue for its fourth quarter (Q4'12) and fiscal year ended December 31, 2012 (FY'12).
Total GAAP revenue for Q4’12 was $237 million, up 9% compared to the third quarter of fiscal year 2012 (Q3’12) and 17% compared to the fourth quarter of fiscal year 2011 (Q4’11). For the full year 2012, GAAP revenue was $837 million, up 15% compared to 2011. Non-GAAP revenue for Q4'12 was $239 million, an increase of 9% compared to Q3'12 and an increase of 17% compared to Q4'11. Non-GAAP revenue for 2012 was $840 million, an increase of 15% compared to 2011.
GAAP net income for Q4’12 was $5 million, or $0.03 per diluted share. This compares to $25 million, or $0.15 per diluted share, in Q3’12 and $20 million, or $0.12 per diluted share, in Q4’11. GAAP net income for 2012 was $55 million, or $0.33 per diluted share. Non-GAAP net income for Q4'12 was $46 million, or $0.29 per diluted share. This compares to $46 million, or $0.28 per diluted share, in Q3'12 and $41 million, or $0.25 per diluted share, in Q4'11. Non-GAAP net income for 2012 was $163 million, or $0.99 per diluted share.
The acquisition of OPNET Technologies, Inc., closed December 18, 2012, contributed $6 million to GAAP revenue and $7 million to non-GAAP revenue in the fourth quarter. Excluding any revenue or costs associated with OPNET, non-GAAP net income was $0.29 per diluted share in the fourth quarter.
“In 2012, we expanded our addressable market through organic innovation, new partnerships and strategic acquisitions,” said Jerry M. Kennelly, Chairman and CEO. “Revenue dollars grew more than $111 million for the full year, with most of that growth from WAN optimization. Performance management was the fastest growing product line, underpinning our strategic decision to acquire OPNET. Looking ahead, we will benefit from continued growth in our WAN optimization business and performance management product suite. I am very optimistic as we enter our first year as a billion-dollar-plus revenue company.”
“Our integration of OPNET is proceeding as planned and we intend to introduce the first phase of an integrated application and network performance management product line in the second half of this year,” said Eric Wolford, president of products and marketing. “OPNET complements a broad lineup of new products introduced throughout 2012 and uniquely positions us for the future of performance management.”
“We saw revenue expansion in all major regions, with solid growth in enterprise sales,” said Randy S. Gottfried, COO and CFO. “The company continued to execute well and generated more than $217 million of free cash flow in 2012.”

2012 Business Highlights

•	Completed the acquisition of OPNET Technologies, Inc. making Riverbed Performance Management, (RPM) a leader in the converging application and network performance management segments

•	Positioned by Gartner in the Leaders quadrant of the 2012 "Magic Quadrant for WAN Optimization Controllers" report authored by Joe Skorupa and Severine Real and published January 12, 2012

•
Captured more than 52% share of the worldwide Advanced Platform WAN optimization market share based on vendor revenue for the third quarter of 2012 per Gartner’s report titled “Market Share: Application Acceleration Equipment, Worldwide 3Q12” authored by Joe Skorupa and Nhat Pham, December 2012

•
Positioned by Gartner in the Visionaries quadrant of the 2012 "Magic Quadrant for Application Delivery Controllers (ADC)" report authored by Joe Skorupa, Neil Rickard, and Bjarne Munch and published October 30, 2012

•	Positioned by Gartner in the Leaders quadrant of the 2012 “Magic Quadrant for Application Performance Monitoring” report authored by Jonah Kowall and Will Capelli and published August 16, 2012

•	Enhanced strategic relationship and product interoperability with VMware across Riverbed Steelhead®, Granite™, Performance Management and Stingray™ product solutions

•	Entered into a technology partnership with Juniper Networks in application delivery, WAN optimization and mobility to deliver market-leading technologies to more customers

•	Introduced multiple new appliance and virtual products within WAN optimization and performance management expanding the addressable market opportunity

•
Received certification under the J.D. Power and Associates Certified Technology Service & Support (CTSS) program and the Technology Service Industry Association's (TSIA) Excellence in Service Operations for the second consecutive year

•
Named a top three Best Place to Work for 2013 in the Glassdoor Employees’ Choice Award. Riverbed ranked third out of close to a quarter of a million global companies rated by their employees, and second overall among technology companies.

Conference Call
Riverbed will host a conference call today, February 7, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its fourth quarter and full year 2012 results and outlook for 2013. The call will be broadcast live over the Internet at http://www.riverbed.com/investors and a replay of the webcast will also be available for 12 months.

Use of Non-GAAP Financial Information
To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures, including non-GAAP revenue, non-GAAP net income and non-GAAP net income per basic and diluted share, which we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects, adjustments related to our tax valuation allowance and the interim tax cost of the one-time transfer of intellectual property rights between Riverbed legal entities:
Support and services deferred revenue: Business combination accounting rules require us to account for the fair value of support and service contracts assumed in connection with our acquisitions. The book value of the acquisition deferred support and services revenue related to OPNET was reduced by $19 million in the adjustment to fair value. Because these are typically one to five year contracts, our GAAP revenues for the periods subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.
Inventory and cost of product revenue: Business combination accounting rules require us to account for the fair value of inventory acquired in connection with our acquisitions. The fair value of inventory is estimated as the selling price minus the estimated cost to sell. In the period subsequent to the acquisition, the cost of product revenue includes the higher fair value of the acquired inventory.
Stock-based compensation expenses: We have excluded the effect of stock-based compensation and related payroll tax expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.
Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.
Acquisition related and other expenses: We incur significant expenses in connection with our acquisitions and also incur certain other operating expenses, which we would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of transaction costs, costs for transitional employees, other acquired employee related retention costs, integration related professional services, adjustments to the fair value of the acquisition related contingent consideration, the write-down of certain acquired in-progress research and development intangibles, and foreign exchange losses on the acquisition related contingent consideration. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

Forward-Looking Statements
This press release contains forward-looking statements, including statements relating to our strategic and competitive position, growth in our WAN optimization business, growth from new products, the timing of introduction and benefits of our integrated application and network performance management product suite, and expansion of our addressable markets. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs and to timely develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; general political, economic and market conditions and events; difficulties encountered in integrating new or acquired businesses and technologies; the inability to identify and realize the anticipated benefits of acquisitions; the expense and impact of legal proceedings; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed's business are set forth in our Form 10-K filed with the SEC for the period ended December 31, 2011, and our subsequent quarterly reports on Form 10-Q filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.
About Riverbed Technology
Riverbed delivers performance for the globally connected enterprise. With Riverbed, enterprises can successfully and intelligently implement strategic initiatives such as virtualization, consolidation, cloud computing, and disaster recovery without fear of compromising performance. By giving enterprises the platform they need to understand, optimize and consolidate their IT, Riverbed helps enterprises to build a fast, fluid and dynamic IT architecture that aligns with the business needs of the organization. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com
Riverbed and any Riverbed product or service, name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.
Gartner does not endorse any vendor, product or service depicted in its research publications, and does not advise technology users to select only those vendors with the highest ratings. Gartner research publications consist of the opinions of Gartner's research organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

INVESTOR RELATIONS CONTACT
Renee Lyall
Riverbed Technology
415-247-6353
renee.lyall@riverbed.com

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Riverbed Technology
GAAP Condensed Consolidated Statements of Operations
In thousands, except per share amounts
Unaudited

	Three months ended December 31,		Twelve months ended December 31,
	2012	2011	2012	2011
Revenue:
Product	$157,133	$140,303	$548,141	$501,376
Support and services	80,249	62,532	288,719	225,100
Total revenue	237,382	202,835	836,860	726,476
Cost of revenue:
Cost of product	34,994	30,764	124,406	105,150
Cost of support and services	23,300	19,292	80,412	68,925
Total cost of revenue	58,294	50,056	204,818	174,075
Gross profit	179,088	152,779	632,042	552,401
Operating expenses:
Sales and marketing	95,542	77,606	328,657	272,635
Research and development	40,056	33,714	146,108	122,964
General and administrative	16,584	15,750	60,594	59,699
Acquisition-related costs	13,231	1,087	726	5,211
Total operating expenses	165,413	128,157	536,085	460,509
Operating profit	13,675	24,622	95,957	91,892
Other income (expense), net	(683)	(534)	(1,924)	154
Income before provision for income taxes	12,992	24,088	94,033	92,046
Provision for income taxes	8,208	3,934	39,436	28,239
Net income	$4,784	$20,154	$54,597	$63,807
Net income per share, basic	$0.03	$0.13	$0.35	$0.41
Net income per share, diluted	$0.03	$0.12	$0.33	$0.38
Shares used in computing basic net income per share	155,879	155,699	156,205	154,411
Shares used in computing diluted net income per share	163,638	166,838	164,570	166,900

Riverbed Technology
Condensed Consolidated Balance Sheets
In thousands

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$280,509	$215,476
Short-term investments	170,605	254,753
Trade receivables, net	113,190	78,016
Inventory	24,175	11,437
Deferred tax assets	11,185	16,783
Prepaid expenses and other current assets	50,245	35,078
Total current assets	649,909	611,543
Long-term investments	78,476	123,134
Fixed assets, net	49,244	29,277
Goodwill	699,785	117,474
Intangible assets, net	506,842	68,274
Deferred tax assets, non-current	6,457	56,708
Other assets	33,626	24,789
Total assets	$2,024,339	$1,031,199
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$50,417	$35,341
Accrued compensation and related benefits	60,501	61,256
Other accrued liabilities	41,472	42,959
Current maturities of long-term borrowings	5,327	—
Deferred revenue	182,219	121,131
Total current liabilities	339,936	260,687
Deferred revenue, non-current	88,393	36,248
Borrowings, non-current, net of current maturities	566,814	—
Deferred tax liability, non-current	109,311	103
Other long-term liabilities	25,663	23,097
Total long-term liabilities	790,181	59,448
Stockholders' equity:
Common stock	757,777	631,921
Retained earnings	137,713	83,116
Accumulated other comprehensive loss	(1,268)	(3,973)
Total stockholders' equity	894,222	711,064
Total liabilities and stockholders' equity	$2,024,339	$1,031,199

Riverbed Technology
Condensed Consolidated Statements of Cash Flows
In thousands
Unaudited

	Twelve months ended December 31,
	2012	2011
Operating activities:
Net income	$54,597	$63,807
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	40,010	24,474
Stock-based compensation	89,294	89,734
Deferred taxes	10,239	(24,693)
Excess tax benefit from employee stock plans	(23,883)	(50,673)
Changes in operating assets and liabilities:
Trade receivables	(13,386)	(23,294)
Inventory	(6,238)	3,742
Prepaid expenses and other assets	(5,734)	(21,900)
Accounts payable	4,567	7,259
Accruals and other liabilities	(5,894)	46,293
Acquisition-related contingent consideration	(15,882)	1,323
Income taxes payable	20,176	50,993
Deferred revenue	91,397	41,843
Net cash provided by operating activities	239,263	208,908
Investing activities:
Capital expenditures	(21,956)	(18,059)
Purchase of available for sale securities	(444,472)	(616,592)
Proceeds from maturities of available for sale securities	344,353	401,795
Proceeds from sales of available for sale securities	257,961	169,123
Acquisitions, net of cash acquired	(790,269)	(120,537)
Net cash used in investing activities	(654,383)	(184,270)
Financing activities:
Proceeds from issuance of common stock under employee stock plans, net of repurchases	47,606	55,830
Cash used to net settle equity awards	(27,309)	(47,648)
Payments for repurchases of common stock	(127,144)	(35,040)
Borrowings of debt, net of issuance costs	560,371	—
Excess tax benefit from employee stock plans	23,883	50,673
Net cash provided by financing activities	477,407	23,815
Effect of exchange rate changes on cash and cash equivalents	2,746	1,297
Net increase in cash and cash equivalents	65,033	49,750
Cash and cash equivalents at beginning of period	215,476	165,726
Cash and cash equivalents at end of period	$280,509	$215,476

Riverbed Technology
Supplemental Financial Information
In thousands
Unaudited

	Three months ended			Twelve months ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenue by Geography
Americas	$140,059	$133,656	$117,367	$494,907	$437,945
Europe, Middle East and Africa	66,450	56,992	58,501	225,652	187,425
Asia Pacific	30,873	27,949	26,967	116,301	101,106
Total revenue	$237,382	$218,597	$202,835	$836,860	$726,476
As a percentage of total revenues:
Americas	59%	61%	58%	59%	60%
Europe, Middle East and Africa	28%	26%	29%	27%	26%
Asia Pacific	13%	13%	13%	14%	14%
Total revenue	100%	100%	100%	100%	100%
Revenue by Sales Channel
Direct	$16,477	$6,625	$7,599	$43,526	$32,627
Indirect	220,905	211,972	195,236	793,334	693,849
Total revenue	$237,382	$218,597	$202,835	$836,860	$726,476
As a percentage of total revenues:
Direct	7%	3%	4%	5%	4%
Indirect	93%	97%	96%	95%	96%
Total revenue	100%	100%	100%	100%	100%

Riverbed Technology
GAAP to Non-GAAP Reconciliation
In thousands, except per share amounts
Unaudited

	Three months ended			Twelve months ended
GAAP to Non-GAAP Reconciliations:	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Reconciliation of Total revenue:
U.S. GAAP as reported	$237,382	$218,597	$202,835	$836,860	$726,476
Adjustments:
Deferred revenue adjustment (6)	1,292	199	1,189	2,818	2,002
As adjusted	$238,674	$218,796	$204,024	$839,678	$728,478
Reconciliation of Net income:
U.S. GAAP as reported	$4,784	$24,730	$20,154	$54,597	$63,807
Adjustments:
Stock-based compensation (1)	23,124	20,252	21,734	89,294	89,734
Payroll tax on stock-based compensation (2)	1,523	230	3,565	3,177	7,465
Amortization on intangibles (3)	9,553	5,474	4,858	25,888	13,120
Acquisition-related costs (credits) (5)	13,484	(2,371)	2,789	3,469	9,761
Inventory fair value adjustment (4)	699	—	—	699	359
Deferred revenue adjustment (6)	1,292	199	1,189	2,818	2,002
Other income (expense), net (8)	6	525	611	2,618	1,092
Income tax adjustments (7)	(8,006)	(2,958)	(13,787)	(19,224)	(37,375)
As adjusted	$46,459	$46,081	$41,113	$163,336	$149,965
Reconciliation of Net income per share, diluted:
U.S. GAAP as reported	$0.03	$0.15	$0.12	$0.33	$0.38
Adjustments:
Stock-based compensation (1)	0.15	0.13	0.13	0.54	0.54
Payroll tax on stock-based compensation (2)	0.01	—	0.02	0.02	0.04
Amortization on intangibles (3)	0.06	0.03	0.03	0.16	0.08
Acquisition-related costs (credits) (5)	0.08	(0.01)	0.02	0.02	0.06
Deferred revenue adjustment (6)	0.01	—	0.01	0.02	0.01
Other income (expense), net (8)	—	—	—	0.02	0.01
Income tax adjustments (7)	(0.05)	(0.02)	(0.08)	(0.12)	(0.22)
As adjusted	$0.29	$0.28	$0.25	$0.99	$0.90
Non-GAAP Net income per share, basic	$0.30	$0.30	$0.26	$1.05	$0.97
Non-GAAP Net income per share, diluted	$0.29	$0.28	$0.25	$0.99	$0.90
Shares used in computing basic net income per share (9)	154,818	153,823	155,699	155,940	154,411
Shares used in computing diluted net income per share (9)	162,578	161,877	166,838	164,305	166,900

Riverbed Technology GAAP to Non-GAAP Reconciliation (continued) In thousands, except per share amounts Unaudited
	Three months ended			Twelve months ended
GAAP to Non-GAAP Reconciliations:	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Non-GAAP adjustments:
Support and services revenue	$1,292	$199	$1,189	$2,818	$2,002
Cost of product	5,840	3,858	3,781	17,422	10,991
Cost of support and services	2,059	1,660	1,793	7,205	7,001
Sales and marketing	14,344	10,547	12,063	47,603	43,478
Research and development	8,264	7,079	8,688	31,541	32,457
General and administrative	4,645	3,306	5,534	18,030	21,301
Acquisition-related costs (credits)	13,231	(2,865)	1,087	726	5,211
Other income (expense), net	6	525	611	2,618	1,092
Provision for income taxes	(8,006)	(2,958)	(13,787)	(19,224)	(37,375)
Total Non-GAAP adjustments	$41,675	$21,351	$20,959	$108,739	$86,158

_______________________
(1) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation effective January 1, 2006.
(2) Payroll tax on stock-based compensation represents the incremental cost for employer payroll taxes on stock option exercises and restricted stock units vested and released.
(3) The intangible assets recorded at fair value as a result of our acquisition are amortized over the estimated useful life of the respective asset.
(4) The inventory fair value adjustment recorded pursuant to our acquisition is excluded from our non-GAAP operating expenses as this cost would not have otherwise occurred in the period presented.
(5) We incurred expenses in connection with our acquisitions, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs or credits are excluded from our non-GAAP operating expenses.
(6) Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.
(7) The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate includes adjustments to our tax valuation allowance on deferred tax assets and excludes the interim tax cost of the one-time transfer of intellectual property rights between our legal entities.
(8) We incurred expenses, including revaluation of the contingent consideration, in connection with our acquisitions, which would not have otherwise occurred in the period presented as part of our other income (expense); therefore, these costs are excluded from our non-GAAP operating expenses.
(9) Shares used in computing basic and diluted net income per share for the December 31, 2012 periods exclude shares issued in connection with the OPNET acquisition.